As filed with the Securities and Exchange Commission on December 19, 1997
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ---------------------
                            APPLIED BIOMETRICS, INC.
             (Exact name of registrant as specified in its charter)

                  MINNESOTA                               41-1508112
       (State or other jurisdiction of                 (I.R.S. Employer
       incorporation or organization)                 Identification No.)

                         501 East Highway 13, Suite 108
                           Burnsville, Minnesota 55337
                                 (612) 890-1123
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                              ---------------------
                                Joseph A. Marino
                             Chief Executive Officer
                            Applied Biometrics, Inc.
                         501 East Highway 13, Suite 108
                           Burnsville, Minnesota 55337
                                 (612) 890-1123
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ---------------------
                                   COPIES TO:

                              Patrick Delaney, Esq.
                           Lindquist & Vennum P.L.L.P.
                                 4200 IDS Center
                             80 South Eighth Street
                          Minneapolis, Minnesota 55402
                            Telephone: (612) 371-3281

         Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                             Proposed         Proposed
                                                                              Maximum         Maximum
                                                            Amount to be   Offering Price     Aggregate        Amount of
                Title of Each Class of                       Registered       Per Unit      Offering Price   Registration
              Securities to be Registered                                                                         Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value..............................      85,000          $6.750         $573,750         $170.00
-------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee based on the last reported sales price of the Company's Common Stock on the Nasdaq SmallCap Market on December 17, 1997 pursuant to Rule 457(c).

                 -----------------------------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

================================================================================

                 SUBJECT TO COMPLETION, DATED DECEMBER 19, 1997

PROSPECTUS

                            APPLIED BIOMETRICS, INC.

                                85,000 SHARES OF

                                  COMMON STOCK

         This Prospectus relates to the offering of up to 85,000 shares of Common Stock, $.01 par value per share (the "Shares"), of Applied Biometrics, Inc. (the "Company") which may be offered from time to time by the shareholders named herein or their transferees, pledgees, donees, or other successors in interest (the "Selling Shareholders"). The Company will not receive any proceeds upon the sale of the Shares by the Selling Shareholders. See "Use of Proceeds."

         The Company will bear all expenses of the offering hereunder other than underwriting discounts and commissions incurred in connection with the sale of the Shares by the Selling Shareholders. The Company's Common Stock is traded on the Nasdaq SmallCap Market under the symbol "ABIO." The last reported sale price of the Company's Common Stock on December 17, 1997 was $6.750, as reported by Nasdaq.

         The Shares were originally issued by the Company to the Selling Shareholders on November 2, 1997. The Selling Shareholders have advised the Company that they intend to sell the Shares from time to time in transactions on the Nasdaq SmallCap Market at prices prevailing at the time of the sale or otherwise as set forth below. See "Plan of Distribution." The filing by the Company of this Prospectus in accordance with the requirements of Form S-3 is not an admission that any person whose Shares are included herein is an "affiliate" of the Company.

         THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGES 5 THROUGH 8 FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     --------------------------------------



                THE DATE OF THIS PROSPECTUS IS

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or as previously filed with the Commission and incorporated herein by reference. For further information with respect to the Company and the Common Stock offered hereby, reference is made to such Registration Statement, exhibits and schedules.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected and copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional office, 7 World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site (http://www.sec.gov) at which reports, proxy and information statements and other information regarding the Company may be accessed. In addition, such reports, proxy statements and other information can also be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed by the Company with the Commission, are incorporated by reference in this Prospectus: (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996; (ii) the Proxy Statement of the Company filed for the Annual Meeting of Shareholders held on May 14, 1997; (iii) the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30, and September 30, 1997; and (iv) the description of the Company's Common Stock contained in Amendment No. 1 to the Company's Form 8-A Registration Statement dated July 29, 1993, File No. 0-22146. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15 of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of securities contemplated hereby shall also be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded hereby to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Joseph A. Marino, Applied Biometrics, Inc., 501 E. Highway 13, Burnsville, Minnesota 55337, telephone number (612) 890-1123.

         THIS PROSPECTUS CONTAINS AND INCORPORATES BY REFERENCE CERTAIN FORWARD-LOOKING STATEMENTS BASED ON CURRENT EXPECTATIONS WHICH INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN SUCH FORWARD-LOOKING STATEMENTS DUE TO A NUMBER OF RISK FACTORS, INCLUDING THOSE SET FORTH BELOW. THE COMPANY HAS ATTEMPTED, WHEREVER POSSIBLE, TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS BY USING WORDS SUCH AS "BELIEVE," "ANTICIPATE," "ESTIMATE," "EXPECT," AND SIMILAR EXPRESSIONS. THE COMPANY UNDERTAKES NO OBLIGATION TO RELEASE PUBLICLY THE RESULTS OF ANY REVISIONS TO ANY SUCH FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS PROSPECTUS OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

                                   THE COMPANY

         SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR INFORMATION PROSPECTIVE INVESTORS SHOULD CONSIDER.

         Applied Biometrics, Inc. (the "Company") develops and manufactures cardiac output monitoring devices for use in operating rooms and intensive care units. Medical practitioners recognize the importance of measuring cardiac output (the volume of blood pumped to the body by the heart) as a means of patient monitoring in the critical care environment because it is a fundamental indicator of the physical stability of a patient. The Company's products are designed to meet the needs of the critical care environment for devices that provide useful, reliable, high quality cardiac output information that can be continuously monitored at relatively low cost with minimum difficulty of access and interpretation.

         Since January 1994, the Company has focused its efforts primarily in developing its cardiac output monitoring system which uses the Extravascular Doppler ("EVD") probe and the Company's ABCOM 2000 Cardiac Output Monitor ("ABCOM 2000 Monitor") described below. The EVD probe is a device that is placed into the body during open-chest operations to monitor cardiac output during surgery and the post-operative recovery period. The EVD probe is a single-use disposable product that is attached by the surgeon directly to the ascending aorta (or sometimes to the pulmonary artery). A transducer mounted on the distal end of the EVD probe transmits an ultrasound signal through the blood vessel. The cardiac output is computed by measuring the diameter of the blood vessel and the velocity with which the blood passes through the artery being measured. This provides accurate blood flow measurement during open-chest surgery and the post-operative period of intensive care. A patented release mechanism on the EVD probe allows it to be removed nonsurgically. In November 1995, the Company began marketing the EVD system to a small segment of its target market for testing and evaluation. The Company believes the EVD system is now in its final stages of development and is intended to be introduced commercially in 1998.

         The Company's initial target market for the EVD system is the pediatric surgery market. Due to the small size of pediatric surgical patients, there is no competing product which can measure cardiac output in infants and small children. In addition, the number of pediatric surgeons is relatively small. The Company expects that the lack of competition and the small number of potential customers will allow it to quickly penetrate an important market where the utility and efficacy of the EVD system can be demonstrated.

         The Company in the past developed and began to market its Transtracheal Doppler ("TTD") device, a single-use disposable endotracheal tube with an integrated transducer, which, when inserted into the trachea, transmits an ultrasound signal directed to the ascending aorta to determine cardiac output. The TTD device provided a minimally invasive means of measuring cardiac output. Due to technical difficulties, the Company discontinued active marketing of the TTD device in 1991. The Company intends to begin a research and development project designed to bring the TTD device back to market after completing the development and initial marketing of the EVD system, but no assurance can be given that this project will result in the re-introduction of the TTD device or that the TTD device will be successful if it is re-introduced.

         Cardiac output, as determined by both the Company's EVD system and TTD device, is displayed on the Company's ABCOM 2000 monitor. The ABCOM 2000 monitor utilizes proprietary software developed by the Company to indicate cardiac output and show, in wave form, velocity and blood flow direction. It also indexes cardiac output by dividing cardiac output by body surface area, has a menu instruction or prompt sequence to lead the physician through proper operation and displays instructions concerning entry of data for the monitor. During the post-operative period, the monitor provides attending physicians and other medical personnel continuous, real-time monitoring of cardiac output. The monitor also provides trending and other significant information, including vessel diameter, average blood velocity and stroke volume.

         The Company is a Minnesota corporation organized in 1984. The executive offices of the Company are located at 501 E. Highway 13, Burnsville, Minnesota 55337, and its telephone number is (612) 890-1123.

                           RECENT PURCHASE DEVELOPMENT

         On November 2, 1997, the Company acquired certain assets and intellectual property rights relating to Transcatheter Closure Device products ("TCDs") pursuant to a Purchase Agreement with Bernhard Schneidt and Dr. Rainer Schrader (the "Purchase Agreement"). The Company issued a total of 80,000 shares of its Common Stock to Messrs. Schneidt and Schrader in connection with the purchase. The Company also issued a total of 5,000 shares of its Common Stock to Eric Cockheyt, a distributor of the Company's products in Europe, for services performed in connection with the transaction.

         Transcatheter Closure Devices are a new generation of small, implantable devices which are delivered through a catheter and designed to permanently repair certain cardiac defects in children and adults. The implantation of TCDs often eliminates the need for open heart surgery which has traditionally been required. The purchase provides the Company with the ability to pursue a new cardiac product line which complements its existing technology, products and cardiovascular customer base.

         The Company is in the initial stages of developing TCDs. The Company hopes to develop a product family that will be capable of providing an effective, nonsurgical method of correcting a variety of heart defects which may include patent ductus arteriosis ("PDA"), arterial septal defect ("ASD"), ventricular septal defect ("VSD") and patent foramen ovale ("PFO"). One product variant has already been sold in Germany by Mr. Schneidt for PDA closures. That product has been implanted successfully in over 100 human cases without incident. The Company expects to complete product development of its PDA device in the near future and intends to begin marketing and distributing the product in Europe and in the United States after approval to market the product is obtained from the Food and Drug Administration. The Company anticipates beginning to develop and test product variants for ASD, VSD and/or PFO sometime in 1998. At least two of the Company's competitors, Nitinol Medical Technologies, Inc. and Microvena, Inc., have developed related products which are currently in clinical trials for ASD closures.

         The Purchase Agreement required the Company to, among other things, file a registration statement with the Securities and Exchange Commission covering the shares and further requires the Company to file such post-effective amendments to the registration statement as may be necessary to cause such registration statement to remain effective for a period of twenty-four months, commencing on the effective date of the registration statement. Concurrent with the execution of the Purchase Agreement, the Company entered into a Consulting Agreement with Bernhard Schneidt under which Mr. Schneidt will provide the Company with the research and development, engineering, manufacturing, and marketing services in connection with the Company's development and commercialization of the TCD technology.

                                  RISK FACTORS

         AN INVESTMENT IN THE COMMON STOCK IS SPECULATIVE IN NATURE AND INVOLVES A HIGH DEGREE OF RISK. ACCORDINGLY, IN ANALYZING AN INVESTMENT IN THESE SECURITIES, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, ALONG WITH OTHER INFORMATION REFERRED TO HEREIN. NO INVESTOR SHOULD PARTICIPATE IN THIS OFFERING UNLESS SUCH INVESTOR CAN AFFORD THE LOSS OF HIS OR HER ENTIRE INVESTMENT.

DELAYS IN DEVELOPMENT AND SALE OF PRODUCTS

         The Company's ability to succeed is dependent upon the successful completion of the development of its products, including the EVD system for use in pediatric cases and successful commercialization of the TCDs, beginning with its PDA device. The Company has encountered problems in the engineering and manufacture of the EVD system which have resulted in delaying the roll out of the product. Failure of the Company to successfully complete the development of the EVD system or, if successfully developed, to successfully market the EVD system as now developed or as altered and improved hereafter and failure of the market to accept the Company's TCDs in commercial quantities could inhibit the Company's ability to continue operations. Failure of the Company to successfully solve the technical difficulties relating to the TTD device and to achieve marketing success with that product would inhibit the Company's ability to achieve its future growth potential.

HISTORY OF LOSSES; ACCUMULATED DEFICIT

         The Company was incorporated in 1984 and has experienced losses in each year of its operations since inception. Its accumulated deficit at September 30, 1997 was $14.1 million. The Company anticipates continuing operating losses in the foreseeable future. The Company is in the process of beginning to establish commercial introduction of the EVD system to the pediatric cardiovascular market and is preparing to begin selling its PDA device. There can be no assurance that the commercial introduction of the EVD system or the PDA device will be successful or that the Company will be able to redevelop and commercially market its TTD device or successfully develop any products relating to other TCDs. Nor can there be assurance that the Company will ever be able to generate sufficient revenues or net cash flow from operations or to attain and maintain profitable operations.

UNCERTAINTY OF PRODUCT ACCEPTANCE; OBSOLESCENCE OF TECHNOLOGY

         The Company originally introduced the TTD device in 1989 and, due to technical difficulties, discontinued the active marketing of that product in 1991. The EVD system is based upon the same technology as the TTD device. The EVD system is expected to be introduced in 1998. Although the Company's experience indicates that there is demand for such products, no assurance can be given that the EVD system, the TTD device or any products relating to TCDs which the Company intends to develop will be accepted by the market. A failure of the EVD system or its PDA device to gain market acceptance would have a significant adverse effect on the Company's future revenues and earnings and could inhibit the Company's ability to continue operations. A failure of the TTD device or the products the Company hopes to develop relating to TCDs to gain market acceptance would inhibit the Company's ability to achieve its future growth potential. Even if the Company's products are successfully developed and accepted, they may be made obsolete by significant technological change or innovation in the marketplace. There can be no assurance that the development of any of the Company's technologies or products will be successfully completed or accepted by the market.

LACK OF ASSEMBLY AND MANUFACTURING EXPERIENCE

         The Company expects to begin the manufacture and assembly of the EVD system in commercial quantities and its first generation of TCDs in 1998. There can be no assurance that the Company will be able to successfully attract and retain the personnel and make commercial arrangements with third party manufacturers necessary to produce its products on a commercial basis. An inability of the Company to provide its products to potential purchasers on a timely basis could have a significant adverse effect on the Company's future earnings and revenues.

EXTENSIVE GOVERNMENT REGULATION

         The Company's products are medical devices regulated by the United States Food and Drug Administration (the "FDA"). Such regulations extend to manufacturing practices, the conduct of clinical investigations, premarket approval, record keeping and reporting requirements and labeling, among other matters. The Company has obtained clearance for commercial marketing of the TTD device, EVD system and ABCOM 2000 monitor from the FDA. However, further development of the TTD device may require further FDA clearance prior to commercial marketing, including clinical trials. In addition, other medical devices that the Company might develop may also be subject to FDA regulation. Although the Company has clearance to market its current products, there can be no assurance that the Company will be able to obtain FDA clearance for commercial marketing any of the products it may develop relating to TCDs or be able to obtain FDA clearance for commercial marketing of its current products if they require further development which requires additional clearance. Even if FDA clearance is required and received, government regulation may have an adverse impact on the timing and cost of new product introductions, may interfere with the marketing of existing products and may require the recall of products from customer locations.

DEPENDENCE ON HEALTH CARE REIMBURSEMENT

         The Company's ability to commercialize its products successfully may depend in part on the extent to which reimbursement for the cost of such products and related treatments will be available from governmental health administration authorities, private health insurers and other organizations. Government and other third party payors are increasingly challenging the prices of medical products and services. Uncertainty exists as to the reimbursement status of new health care products, and there can be no assurance that adequate third-party coverage will be available to enable the Company to maintain price levels sufficient to realize an appropriate return on its investment in product development. The federal government has imposed payment rates for Diagnosis Related Groups ("DRGs") and prospective reimbursement programs that provide economic incentives for healthcare institutions to reduce operating costs. Although the Company believes that its products will ultimately reduce the cost of patient care, these reimbursement programs may adversely affect sales of the Company's products. If adequate coverage and reimbursement levels are not provided by government and other third party payors for use of the Company's products, the market acceptance of these products could be adversely affected. The Company has not obtained, and does not expect to obtain in the near future, a specific Current Procedural Terminology ("CPT") code relating to Medicare reimbursement for its products. It believes, however, that reimbursement for its products may be available under existing CPT codes for the measurement of cardiac output by other means. In addition, future changes in the system of health care reimbursement may also adversely affect the Company's future revenues and earnings.

DEPENDENCE ON KEY PERSONNEL

         The Company's ability to develop and market its products and to achieve and maintain a competitive position depends, in large part, on its ability to attract and retain qualified personnel. Competition for such personnel is intense and there can be no assurance that the Company will be able to attract and retain such personnel. In particular, the Company is presently dependent upon the services of Joseph A. Marino, the Chairman of its Board of Directors, Chief Executive Officer and President. The loss of the services of Mr. Marino could have an adverse effect on the Company and there would likely be a difficult transition period in finding a replacement for him. The Company does not have and may not be able to obtain at reasonable rates key person life insurance covering Mr. Marino. Additionally, important personnel that the Company has retained to work on the development of products relating to TCDs may be subject to restrictions in prior employment agreements. Although the Company believes that these employees could be replaced if necessary, the presence of such restrictions, if enforceable, could inhibit the Company's ability to develop and market its products in a timely manner.

COMPETITION

         The markets for the Company's products are highly competitive. Present competitors in the cardiac output measurement field tend to be large, established companies with research and development, marketing, production, sales, financial and other resources greater than those of the Company. The competitors of the Company in the cardiac closure field are believed to be medium sized companies, the most prominent of which are Nitinol Medical Technologies, Inc., located in Boston, Massachusetts, and Microvena, Inc., located in Minneapolis, Minnesota. The Company believes that both Nitinol and Microvena are in clinical trials with TCDs that are designed for applications other than the PDA closure devices that the Company intends to initially develop and market. The competitors of the Company in the cardiac closure field may have greater resources and be able to penetrate the TCD market sooner than the Company. There can be no assurance that the Company's present products will be able to compete successfully with existing or future competitive products or that the Company will be able to develop or acquire additional products or otherwise effectively respond to new products or technological advances developed by competitors.

POTENTIAL PRODUCT LIABILITY

         The risk of claims for product liability exists for all manufacturers of medical devices, including the Company. If a product liability claim were to be successfully asserted against the Company, it could have a material adverse effect on the Company's financial condition. The Company has product liability insurance coverage of $3.0 million per year, which the Company believes will be adequate to cover the risks associated with its product sales. There is no assurance, however, that such coverage will be sufficient to cover all claims brought against the Company or that the Company will be able to maintain such insurance at affordable rates or obtain additional insurance covering new products.

POSSIBLE VOLATILITY OF STOCK PRICE

         The stock markets have experienced price and volume fluctuations, resulting in changes in the market prices of the stock of many companies which may not have been directly related to the operating performance of those companies. Such broad market fluctuations may adversely affect the market price of the Common Stock following this offering. The Company believes that factors such as indications of the market's acceptance of the Company's products and failure to meet market expectations could cause the market price of the Common Stock to fluctuate substantially.

RELIANCE ON PATENTS AND PROPRIETARY RIGHTS

         The Company's success depends, to a large extent, on its ability to maintain a competitive proprietary position in its product areas. The Company relies heavily on its proprietary technologies and has obtained domestic and foreign patents on certain aspects of its present products. The Company has also sought to protect its products through the registration of trademarks and trade names. However, a number of events, including the development of competing products, could occur that could eliminate or adversely affect the protection that the patents and other proprietary rights, which may be either presently existing or acquired in the future, afford the Company. There therefore can be no assurance that the steps taken by the Company will be adequate to prevent that the misappropriation of its intellectual properties or that its current products do not, or that its future products will not, infringe on the rights of third parties. In the event that the Company is found to have infringed on the proprietary rights of a third party, the Company may be unable to market it products without a license from such third party. There is no assurance that the Company would be able to obtain such a license on satisfactory terms, or at all. The Company also relies, to a great extent, upon certain unpatentable know-how, trade secrets and other factors to provide it with a competitive advantage in the marketplace. There can be no assurance that the Company will be able to maintain the secrecy of such proprietary information, trade secrets or unpatentable proprietary know-how. In the event the Company is unable to maintain the secrecy of such proprietary information, or is unable to ultimately, or timely, to secure meaningful patent protection for its technology and products, the Company could be vulnerable to competitors who might attempt to copy its products. Litigation, which could result in substantial cost to and diversion of effort by the Company, may be necessary to enforce the patents, trade secrets and other proprietary rights owned by the Company, to defend the Company against claimed infringement of the rights of others or to determine the scope and validity of the proprietary rights of others. The cost of such actions could have a material adverse affect on the Company's financial condition, even if the prosecution or defense of such actions are ultimately successful.

NEED FOR ADDITIONAL CAPITAL

         Although the Company believes that its current funds together with cash expected to be generated from operations will enable the Company to meet its liquidity and capital needs for the next 12 to 18 months, additional financing may be required to pursue its business plans and carry on future operations. There can be no assurance that such additional financing, if needed, will be available to the Company or, if available, that it would be on terms acceptable or favorable to the Company. Additional financing could involve the sale of equity securities, which could result in significant dilution to the Company's existing shareholders.

ABSENCE OF DIVIDENDS

         The Company has not paid any dividends on its capital stock since its incorporation and does not intend to pay dividends in the foreseeable future.

CONTROL BY EXISTING MANAGEMENT.

         The Company's directors and officers own approximately 15.8% of the Company's outstanding capital stock on a fully diluted basis and may in the future be able to control the Company's business and affairs, including electing directors, appointing officers and determining officers' compensation.

LIMITATIONS ON LIABILITY.

         The Company's Articles of Incorporation provide, as permitted by Minnesota law, that a director or officer of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of his or her fiduciary duty of care as a director or officer, with certain exceptions. In addition, the Company's bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Minnesota law.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

         The following table sets forth the names of the Selling Shareholders and the number of shares of Common Stock of the Company beneficially owned by each shareholder prior to and as of the offering:

                                 Number of Shares Beneficially      Maximum Number            Number
                                      Owned Prior to the              of Shares          of Shares Owned
         Name(1)                           Offering                   To Be Sold         After Offering(2)
         -------                 -----------------------------      --------------       -----------------
         Bernhard Schneidt(3)               40,000                      40,000                   0
         Dr. Rainer Schrader                40,000                      40,000                   0
         Eric Cockheyt(4)                    5,000                       5,000                   0
                                            ------                      ------

         Total                              85,000*                     85,000
                                            ======                      ======

------------------

         * Less than one percent of the Company's outstanding shares of Common Stock.

         (1) The Selling Shareholders all acquired the number of Shares set forth opposite their names above in connection with the Company's acquisition of certain assets and intellectual property rights relating to TCDs. See "Recent Purchase Developments."

         (2) Assumes the sale of all Shares offered hereby. The Selling Shareholders may sell all or any part of their respective Shares.

         (3)      Mr. Schneidt is a consultant to the Company.

         (4) Mr. Cockheyt is the Company's master distributor in Europe for its products.

                              PLAN OF DISTRIBUTION

         The Company has been advised that the Selling Shareholders, or pledgees, donees, transferees or other successors in interest thereof, may sell the Shares, from time to time in one or more transactions on the Nasdaq SmallCap Market at market prices prevailing at the time of the sale or at prices otherwise negotiated. The methods by which the Shares may be sold may include, but not be limited to, the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account in accordance with any method of sale described herein; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions in which the broker solicits purchasers; (e) privately negotiated transactions; (f) short sales; and (g) a combination of any such methods of sale. The Selling Shareholders may also sell such Shares in accordance with Rule 144 under the Securities Act of 1993, as amended (the "Securities Act"), if available.

         The Company has been advised that, as of the date hereof, the Selling Shareholders have made no arrangement with any broker for the sale of the Shares. Underwriters, brokers or dealers may participate in such transactions as agents and may, in such capacity, receive brokerage commissions from the Selling Shareholders or purchasers of such securities. Such underwriters, brokers or dealers may also purchase such Shares for their own account in the manner described above. The Selling Shareholders and such underwriters, brokers or dealers may be considered "underwriters" as that term is defined by the Securities Act, although the Selling Shareholders disclaim such status. Any commissions, discounts or profits received by such underwriters, brokers or dealers in connection with the foregoing transactions may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Company has agreed to use its best efforts to maintain the effectiveness of the registration of the Shares being offered hereunder for twenty-four months from the date of this Prospectus when all of the Shares being offered hereunder have been sold or may be sold without volume or other restrictions pursuant to Rule 144 under the Securities Act, as determined by the counsel to the Company pursuant to a written opinion letter.

         All proceeds from any sales of the Shares will be the property of the Selling Shareholder who will bear the expense of underwriting discounts and selling commissions. The Company will bear all other expenses incurred in connection with the offering hereunder.

                                  LEGAL MATTERS

         The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Lindquist & Vennum P.L.L.P., Minneapolis, Minnesota. Patrick Delaney, a partner in Lindquist & Vennum P.L.L.P., is a Director and a holder of Common Stock and options to purchase Common Stock of the Company.

                                     EXPERTS

         The financial statements and financial statement schedule of the Company incorporated by reference in this Prospectus have been prepared by the Company without audit, except for the balance sheet of the Company as of December 31, 1996, and the Statement of Operations and Statement of Changes in Financial Position for the year ended December 31, 1996 (the "Audited Financial Statements"). The Audited Financial Statements have been audited by Price Waterhouse LLP, independent certified public accountants, as indicated in their reports accompanying such financial statements and financial statement schedule, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                                 INDEMNIFICATION

         The Company's Articles of Incorporation eliminate or limit certain liabilities of its directors and the Company's Bylaws provide for indemnification of directors, officers and employees of the Company in certain instances. Insofar as exculpation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such exculpation or indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14:  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         SEC registration fee .........................................     $170
         Accounting fees and expenses .................................      500
         Legal fees and expenses ......................................    5,000
         Miscellaneous ................................................      500
                                                                         -------
              Total ...................................................  $ 6,170
                                                                         =======

         Except for the SEC registration fee, all of the foregoing expenses have been estimated.

ITEM 15:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 302A.521 of the Minnesota Statutes requires, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties and fines (including attorneys' fees) if such person is not otherwise indemnified, acted in good faith, received no improper benefit, reasonably believed that such conduct was in the best interests of the corporation, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment by the corporation, upon written request, of reasonable expenses in advance of final disposition in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

         The Company's Bylaws provide for the indemnification of its directors, officers, employees, and agents in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act, as amended from time to time.

ITEM 16.  EXHIBITS

Exhibit No.     Description
-----------     -----------

5.1             Opinion of Lindquist & Vennum P.L.L.P., counsel to
                   the Company
23.1            Consent of Price Waterhouse LLP, independent certified public accountants
23.2            Consent of Lindquist & Vennum P.L.L.P. (see Exhibit 5.1 above)
24              Powers of Attorney (included on signature page hereof)

ITEM 17.  UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes, in accordance with Item 512 of Regulation S-K:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 and Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnsville, State of Minnesota, on the 18th day of December, 1997.

                              APPLIED BIOMETRICS, INC.



                              By /s/ Joseph A. Marino
                                 --------------------------------------------
                                 Joseph A. Marino
                                 Chairman of the Board, Chief Executive Officer, President and Chief Financial Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Joseph A. Marino and Patrick Delaney such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on December 18, 1997 in the capacities indicated.


       Signature                        Title
       ---------                        -----


/s/ Joseph A. Marino                    Chairman of the Board,
--------------------------------        Chief Executive Officer,
Joseph A. Marino                        President and Chief Financial Officer
                                        (principal executive, financial and
                                        accounting officer)


/s/ William E. Engbers                  Director
--------------------------------
William E. Engbers

/s/ Patrick Delaney                     Director and Secretary
--------------------------------
Patrick Delaney



/s/ George E. Kline                     Director
--------------------------------
George E. Kline



/s/ Demetre Nicoloff, M.D., Ph.D        Director
--------------------------------
Demetre Nicoloff, M.D., Ph.D